Exhibit 99.1

Joseph T. Ryerson & Son, Inc. Announces Early Tender Results and Upsize of Previously Announced Cash Tender Offer to an Aggregate Principal Amount of $132,155,000 from $75,000,000

CHICAGO – May 26, 2022 –Ryerson Holding Corporation (NYSE: RYI) (“Ryerson” or the “Company”) announced today the early results of the previously announced cash tender offer (the “Tender Offer”) by Joseph T. Ryerson & Son, Inc., the Company’s wholly owned subsidiary (“JT Ryerson”) and that it is amending the Tender Offer by increasing the aggregate principal amount to $132,155,000 (as increased and amended, the “Maximum Tender Amount”) from $75,000,000, of its aggregate principal amount of JT Ryerson’s outstanding 8.50% Senior Secured Notes due 2028 (the “Notes”).

The Maximum Tender Amount represents the maximum aggregate principal amount of Notes to be accepted for purchase by JT Ryerson and excludes any Accrued Interest (as defined below) or Early Tender Premium (as defined below). The Tender Offer is being made upon the terms and subject to the conditions set forth in the Offer to Purchase, dated May 13, 2022 (as amended or supplemented from time to time, the “Offer to Purchase”), which sets forth a detailed description of the Tender Offer. The Tender Offer is open to all registered holders (individually, a “Holder” and collectively, the “Holders”) of the Notes.

Title of Security	CUSIP Number	Early Tender Premium (1)	Aggregate Principal Amount Outstanding	Principal Amount Tendered	Principal Amount Expected to be Accepted for Purchase (2)
8.50% Senior Secured Notes due 2028	48088L AB3 (Rule 144A) and U4830L AB4 (Regulation S)	$25	$182,155,000	$168,178,000	$132,155,000

(1)	Per $1,000 principal amount of Notes validly tendered at or prior to the Early Tender Time and accepted for purchase.
(2)	After application of proration.

As of 5:00 p.m., New York City time, on May 26, 2022 (the “Early Tender Time”), as reported by D.F. King & Co., Inc., the Tender and Information Agent for the Tender Offer, the principal amount of the Notes listed in the table above have been validly tendered and not validly withdrawn. The withdrawal deadline of 5:00 p.m., New York City time, on May 26, 2022 has passed and, accordingly, Notes validly tendered in the Tender Offer may no longer be withdrawn.

JT Ryerson expects to accept for purchase and make payment for Notes validly tendered and not validly withdrawn at or prior to the Early Tender Time on May 31, 2022 (the “Early Settlement Date”), subject to proration. Because the aggregate principal amount of Notes validly tendered exceeds the Maximum Tender Amount, JT Ryerson expects that it will accept validly tendered Notes on a prorated basis in accordance with the Offer to Purchase.

Because JT Ryerson expects to accept for purchase the Maximum Tender Amount of Notes, no additional Notes will be purchased pursuant to the Tender Offer after the Early Tender Time. As described in the Offer to Purchase, all Notes tendered and not accepted for purchase will be promptly returned to the tendering Holder’s account.

Holders of all Notes validly tendered and not validly withdrawn at or prior to the Early Tender Time and accepted for purchase are eligible to receive the Total Consideration (as set forth in the Offer to Purchase), which includes the early tender premium of $25 per $1,000 principal amount of Notes tendered at or prior to the Early Tender Time (the “Early Tender Premium”). In addition to the Total Consideration, Holders of Notes accepted for purchase will receive accrued and unpaid interest on their Notes from the last interest payment date for the Notes to, but not including, the Early Settlement Date (“Accrued Interest”).

JT Ryerson expressly reserves the right, in its sole discretion, subject to applicable law, to terminate the Tender Offer at any time prior to the Expiration Time (as set forth in the Offer to Purchase). The Tender Offer is not conditioned on any minimum principal amount of Notes being tendered but the Tender Offer is subject to certain conditions as described in the Offer to Purchase.

The complete terms and conditions of the Tender Offer is described in the Offer to Purchase, copies of which may be obtained by contacting D.F. King & Co., Inc., the information agent for the Tender Offer, at 48 Wall Street, 22nd Floor, New York, NY 10005, by telephone: banks and brokers call: (212) 269-5550, all others call toll free: (800) 488-8075, or by emailing: ryi@dfking.com. BofA Securities, Inc. is acting as the dealer manager for the Tender Offer. Additional information concerning the Tender Offer may be obtained by contacting BofA Securities, Inc., by telephone: at (980) 388-0539 (collect), or by emailing: debt_advisory@bofa.com.

This press release is for informational purposes only and is not a recommendation, an offer to purchase, a solicitation of an offer to purchase, an offer to sell or a solicitation of consents with respect to any securities. The Tender Offer is being made solely pursuant to the Offer to Purchase that is being distributed to the holders of Notes. The Tender Offer is not being made to, nor will tenders be accepted from, or on behalf of, holders of Notes in any jurisdiction in which the making of the Tender Offer or the acceptance thereof would not comply with the laws of that jurisdiction.

About Ryerson

Ryerson is a leading value-added processor and distributor of industrial metals, with operations in the United States, Canada, Mexico, and China. Founded in 1842, Ryerson has around 4,000 employees in approximately 100 locations.

Safe Harbor Provision

Certain statements made in this presentation and other written or oral statements made by or on behalf of the Company constitute “forward-looking statements” within the meaning of the federal securities laws, including statements regarding the Company’s future performance, as well as management’s expectations, beliefs, intentions, plans, estimates, objectives, or projections relating to the future. Such statements can be identified by the use of forward-looking terminology such as “objectives,” “goals,” “preliminary,” “range,” “believes,” “expects,” “may,” “estimates,” “will,” “should,” “plans,” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. The Company cautions that any such forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements as a result of various factors. Among the factors that significantly impact the Company’s business are: the cyclicality of the Company’s business; the highly competitive, volatile, and fragmented metals industry in which the Company operates; fluctuating metal prices; the Company’s substantial indebtedness and the covenants in instruments governing such indebtedness; the integration of acquired operations; regulatory and other operational risks associated with the Company’s operations located inside and outside of the United States; impacts and implications of adverse health events, including the COVID-19 pandemic; work stoppages; obligations under certain employee retirement benefit plans; the ownership of a majority of the Company’s equity securities by a single investor group; currency fluctuations; and consolidation in the metals industry. Forward-looking statements should, therefore, be considered in light of various factors, including those set forth above and those set forth under “Risk Factors” in the Company’s annual report on Form 10-K for the year ended December 31, 2021, the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2022, and in the Company’s other filings with the Securities and Exchange Commission. Moreover, the Company cautions against placing undue reliance on these statements, which speak only as of the date they were made. The Company does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events or circumstances, new information or otherwise.

Vice President—Finance:

Jorge Beristain

312.292.5040

investorinfo@ryerson.com